As filed with the Securities and Exchange Commission on July 25, 2019
Registration No. 333-
____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________

Customers Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Pennsylvania (State or other jurisdiction of incorporation or organization)		27-2290659 (I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing, PA (Address of Principal Executive Offices)		19610 (Zip code)

Customers Bancorp, Inc. 2019 Stock Incentive Plan (Full Title of the Plan)

Jay S. Sidhu
Chairman and Chief Executive Officer
Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(610) 933-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________________

Copies to:
Thomas L. Hanley, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103-7018 (215) 564-8000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Voting Common Stock, par value $1.00	1,500,000	$20.28	$30,420,000	$3,686.90

(1)
This Registration Statement registers 1,500,000 shares of Voting Common Stock, par value $1.00 per share, of Customers Bancorp, Inc. (the “Registrant”) that may be issued pursuant to the Customers Bancorp, Inc. 2019 Stock Incentive Plan.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Voting Common Stock of the Registrant in respect of the securities identified above that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for the Voting Common Stock reported on the New York Stock Exchange on July 24, 2019.

____________________________________________________________________________________________

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the documents listed below that the Registrant has previously filed with the Securities and Exchange Commission (the “SEC”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with applicable SEC rules):

•
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019, as amended by Registrant’s Amendment to Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 24, 2019;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 7, 2019, June 3, 2019, June 19, 2019 and July 1, 2019;

•
The portions of the Registrant’s definitive Proxy Statement filed with the SEC on April 17, 2019 that are incorporated by reference in Part III of the Registrant’s Annual Report on Form 10-K referred to above; and

•
The description of the Registrant’s Voting Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on May 15, 2013, including any amendments or reports filed for the purpose of updating such description.

The Registrant also incorporates by reference all other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with applicable SEC rules), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subchapter D of the Pennsylvania Business Corporation Law (“PBCL”) provides for indemnification of, and insurance for any person who is or was a representative of the Registrant and specifically empowers the Registrant to indemnify, subject to the standards therein prescribed, any person who is or was a representative of the Registrant in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a representative of the Registrant. Article Eight of the Registrant’s Bylaws requires the Registrant to indemnify each of the Registrant’s directors and officers in such capacity in which any such director or officer acts for or on behalf of the Registrant, including as an employee or agent.

    Article Eight of the Registrant’s Bylaws limits the personal liability of directors for monetary damages and provides for indemnification of officers and directors, as described below. These provisions may not be amended to increase the directors’ exposure to liability or to decrease the indemnification to directors, officers or others except by the affirmative vote of 2/3 of the entire board of directors or 80% of the votes which all shareholders are entitled to cast.
    Section 8.01 provides that, to the fullest extent permitted under Subchapter B of Chapter 17 of the PBCL, the Registrant’s directors shall not be personally liable to the Registrant or the Registrant’s shareholders or others for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office and such breach or failure constitutes self-dealing, willful misconduct or recklessness. This section does not apply to the responsibility or liability of such director under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

    Section 8.02(a) requires the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact such person was a director or officer of the Registrant or its bank subsidiaries, or any other direct or indirect subsidiary of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation or entity, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania.

    Section 8.02(b) requires the Registrant to pay the expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of any action, suit or proceeding upon the receipt of (i) an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified as authorized under the bylaws and (ii) if requested at the discretion of the board of directors, adequate security or a bond to cover such amounts for which it is ultimately determined that he or she is not entitled to such indemnity.

    Section 8.02(c) provides that the right to indemnification and advancement of expenses is not exclusive of any other right to which such persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise.

    Section 8.02(d) provides that the Registrant may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person and may create a fund of any nature for the benefit of any person and may otherwise secure in any manner the Registrant’s obligations with respect to indemnification and advancement of expenses regardless of the source of the indemnification right and without respect to whether or not the Registrant would have the power to indemnify such person under the bylaws.

    Under current Pennsylvania law the Registrant does not have the power to indemnify any person for his or her willful misconduct or recklessness.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or are incorporated herein by reference to other filings made by the Registrant with the SEC.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on April 30, 2012.

4.2	Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on April 30, 2012.

4.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on July 2, 2012.

4.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on June 3, 2019.

4.5	Amendment to Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on June 19, 2019.

4.6	Customers Bancorp, Inc. 2019 Stock Incentive Plan, filed herewith.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith.

23.1	Consent of BDO USA, LLP, filed herewith.

23.2	Consent of Stradley Ronon Stevens & Young, LLP, included in Exhibit 5.1.

24.1	Power of Attorney, included on the signature page of the Registration Statement.

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on July 25, 2019.

Customers Bancorp, Inc.
By:	/s/ Jay S. Sidhu
Jay S. Sidhu Chairman and Chief Executive Officer

POWER OF ATTORNEY

By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Customers Bancorp, Inc., does hereby appoint Jay S. Sidhu, Carla A. Leibold and Michael A. De Tommaso, and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of Customers Bancorp, Inc., any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and each of them and their substitutes lawfully done or caused to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay S. Sidhu	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2019
Jay S. Sidhu
/s/ Carla A. Leibold	Executive Vice President – Chief Financial Officer and Treasurer (Principal Financial Officer)	July 25, 2019
Carla A. Leibold
/s/ Jeffrey C. Skumin	Senior Vice President - Chief Accounting Officer and Controller (Principal Accounting Officer)	July 25, 2019
Jeffrey C. Skumin
/s/ Andrea R. Allon	Director	July 25, 2019
Andrea R. Allon
/s/ Rick B. Burkey	Director	July 25, 2019
Rick B. Burkey
/s/ Bhanu Choudhrie	Director	July 25, 2019
Bhanu Choudhrie
/s/ Daniel K. Rothermel	Director	July 25, 2019
Daniel K. Rothermel
/s/ T. Lawrence Way	Director	July 25, 2019
T. Lawrence Way
/s/ Steven J. Zuckerman	Director	July 25, 2019
Steven J. Zuckerman

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on April 30, 2012.

4.2	Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on April 30, 2012.

4.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on July 2, 2012.

4.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on June 3, 2019.

4.5	Amendment to Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on June 19, 2019.

4.6	Customers Bancorp, Inc. 2019 Stock Incentive Plan, filed herewith.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith.

23.1	Consent of BDO USA, LLP, filed herewith.

23.2	Consent of Stradley Ronon Stevens & Young, LLP, included in Exhibit 5.1.

24.1	Power of Attorney, included on the signature page of the Registration Statement.